UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    TSR, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                                    13-2635899
      (State or other jurisdiction of                      (I.R.S. Employer
       incorporation or organization)                     Identification No.)
              400 Oser Avenue                                    11788
            Hauppauge, New York                               (Zip Code)
  (Address of Principal Executive Offices)

                    TSR, Inc. 1997 Employee Stock Option Plan
                            (Full title of the plan)

                                Joseph F. Hughes
                       President and Chairman of the Board
                                    TSR, Inc.
                                 400 Oser Avenue
                            Hauppauge, New York 11788
                     (Name and address of agent for service)

                                 (516) 231-0333
          (Telephone Number, Including Area Code, of Agent for Service)
                                   -----------
                                   Copies to:
                                Steven A. Fishman
                                Battle Fowler LLP
                               75 East 55th Street
                            New York, New York 10022


                         Calculation of Registration Fee

                                                                  Proposed maximum                                       Amount of
                                                  Amount to be   offering price per          Proposed maximum         registration
     Title of securities to be registered          registered         share(1)          aggregate offering price(1)       fee(1)
----------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock                              800,000           $24.5625                   $19,650,000            $5,796.75
Total
==================================================================================================================================

(1) Pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share of such shares of beneficial interest is estimated solely for the purpose of determining the registration fee and is based upon the average of the high and low prices per share of the Registrant's shares of beneficial interest reported on the American Stock Exchange on March 5, 1998.

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



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

                The documents containing the information specified in this Item will be sent or given to each participant who has been granted options ("Options") for the purchase of shares of beneficial interest (the "Shares") of TSR, Inc., a Delaware business trust (the "Registrant") under the TSR, Inc. 1997 Employee Stock Option Plan (the "Plan"), and, in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"), are not being filed with, or included in, this Registration Statement on Form S-8 (the "Registration Statement").

Item 2.  Registration Information and Employee Plan Annual Information

                The documents containing the information specified in this Item will be sent or given to employees who have been granted Options under the Plan and, in accordance with the rules and regulations of the Commission, are not being filed with, or included in, this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

                The following documents, which have been heretofore filed with the Commission by the Registrant, are incorporated by reference in this Registration Statement:

      1. The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1997 (File No. 08656), including any documents or portions thereof incorporated by reference therein;

      2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1997 and November 30, 1997;

      3. The Company's Definitive Proxy Statement dated September 29, 1997 for the Annual Meeting of Shareholders held on October 22, 1997 (File No. 08656), including any documents or portions thereof incorporated by reference therein;

      4. All other documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering.

             All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated

688482.1
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



by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

                Not applicable.

Item 5.  Interests of Named Experts and Counsel

                Not applicable.

Item 6.  Indemnification of Directors and Officers

         The Certificate of Incorporation and By-Laws of the Company provide that the Company shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL, relating to indemnification, is hereby incorporated herein by reference.

         In accordance with Section 102(a)(7) of the GCL, the Certificate of Incorporation of the Company eliminates the personal liability of directors to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(a)(7).

Item 7.  Exemption from Registration Claimed.

                Not applicable.

Item 8.  Exhibits.

     4.1 TSR, Inc. 1997 Employee Stock Option Plan (filed as Exhibit 10.2 to the Registrant's Annual Report on Form 10-K filed on August 29, 1998 and incorporated herein by reference).

     5.1 Opinion of Battle Fowler LLP regarding the legality of the securities being registered.

     23.1     Consent of Battle Fowler LLP (Included in Exhibit 5.1).

     23.2     Consent of KPMG Peat Marwick LLP, Independent Auditors.

Item 9.  Undertakings.

                  (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;


688482.1
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



                          (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                         (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

                  (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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





                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 26th day of February, 1998.


                                      TSR, INC.


                                      By: s/ Joseph F. Hughes
                                          --------------------------
                                          Joseph F. Hughes
                                          President, Chairman of the Board
                                          and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Joseph F. Hughes, or John G. Sharkey. his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     Signature                              Title                              Date
                     ---------                              -----                              ----


         s/ Joseph F. Hughes                      President, Chairman of                     2/26/98
        Name:  Joseph F. Hughes                   the Board and Chief Executive
                                                  Officer (principal
                                                  executive officer)


          s/ John G. Sharkey                      Vice President, Finance                    2/26/98
        Name:  John G. Sharkey                    (Chief Financial and
                                                  Accounting Officer)


688482.1
                                       -4-





                     Signature                    Title                                  Date
                     ---------                    -----                                  ----

         s/ Ernest G. Bago                        Director                                   2/26/98
        Name:  Ernest G. Bago


          s/ John H. Hochuli, Jr.                 Director                                   2/27/98
        Name:  John H. Hochuli, Jr.


           s/ Michael P. Dowd                     Director                                   2/26/98
        Name:  Michael P. Dowd


        s/ James J. Hill                          Director                                   2/26/98
        Name:  James J. Hill



688482.1
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
                                                                Exhibit 5.1

                                BATTLE FOWLER LLP
                        A LIMITED LIABILITY PARTNERSHIP
                              75 East 55th Street
                            New York, New York 10022
                                 (212) 856-7000









                                 (212) 856-7000



                                 (212) 339-9150

                                  March 5, 1998




Board of Directors
TSR, Inc.
400 Oser Avenue
Hauppauge, New York  11788

                     Re:  TSR, Inc.
                          1997 Employee Stock Option Plan
                          Registration Statement on Form S-8
                          ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel for TSR, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8, and any amendments thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the registration under the Securities Act of up to 800,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock") (the "Shares") to be issued pursuant to the 1997 Employee Stock Option Plan (the "Plan"). Capitalized terms used and not defined in this opinion have the meanings ascribed to them in the Registration Statement. You have requested that we furnish our opinion as to matters hereinafter set forth.

         In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company, including without limitation, the Company's Certificate of Incorporation as amended, and the Company's Bylaws, as amended, resolutions of the Board of Directors and certificates of its officers and of public officials as we have deemed necessary for the purpose of the opinion expressed below.

         In addition, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted

688482.1
                                       -6-
to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments furnished to us by the Company.

         We do not express any opinion as to the laws of states or jurisdictions other than the laws of the State of New York, the Delaware General Corporation Law and the federal law of the United States. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

         Based on and subject to the foregoing, we are of the opinion that: the Shares offered by the Company pursuant to the Registration Statement, when issued and paid for in accordance with the Plan, will be duly and validly authorized and issued and will be fully paid and nonassessable.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.


                                Very truly yours,




                                Battle Fowler LLP


688482.1
                                       -7-

                                                                    Exhibit 23.2




                         Consent of Independent Auditors
                         -------------------------------




The Board of Directors
  and Stockholders
TSR, Inc.:

We consent to the use of our report incorporated by reference herein in the Registration Statement on Form S-8.




                                                       KPMG Peat Marwick LLP

                                                       KPMG PEAT MARWICK LLP



Jericho, New York
March 4, 1998


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